Exhibit 10.1

The options granted under this stock option agreement have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act. The options may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Corporation. By accepting this option, whether as a grant from the Company or a negotiated part of an employment package, the undersigned Optionee represents and warrants that he/she has completed such investigation into the business, management, financial condition, and affairs of the Company as he/she has deemed appropriate, has consulted with such legal, financial, investment, tax, and other advisors as he/she has deemed appropriate, and understands that neither this Option nor any of the underlying securities are freely tradeable, and there is no assurance that the Optionee will receive any benefit from receiving, holding, or exercising this Option.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT is made as of the 3rd day of December, 2013 between Rancher Energy Corp., a Nevada corporation (the “Corporation”), and ______________ (the “Optionee”).

The Corporation desires, in connection with the services of the Optionee, to provide the Optionee with an opportunity to acquire shares of its common stock (the “Common Stock”) on favorable terms and thereby acquire or increase the Optionee’s ownership of the Corporation’s capital stock. This option is not tied to such person’s continuing service to the Corporation and (if vested) continues in effect thereafter through the Term of the Option.

Definitions. For the purpose of this Non-Qualified Stock Option Agreement, the following terms, when used herein, have the following meanings:

“Date of Grant”	December 3, 2013

“Shares”	2,500,000 shares of Common Stock, all of which shares vest according to the Vesting Schedule set forth below:

“Exercise Price”	$0.01 per share (being the 10-day average closing price preceding the Date of Grant), subject to adjustment as set forth in Paragraph 3.

“Vesting Schedule”	All shares vest immediately upon the Date of Grant.

“Term of the Option”	Ten (10) years from Date of Grant.

“Acceptance Date”	One month from Date of Grant (see Paragraph 17, below)

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NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee agree as follows:

1. Confirmation of Grant of Option. Pursuant to a determination of the Board of Directors of the Corporation (the “Board”) made on the Date of Grant, the Corporation confirms that the Optionee has been irrevocably granted a Non-Qualified Option to purchase (the “Option”) an aggregate of the total number of shares underlying the Option on the terms and conditions herein set forth, subject to adjustment as provided in Paragraph 8 hereof.

2. Vesting. All shares vest in accordance with the Vesting Schedule set forth under “Definitions,” above.

3. Purchase Price.

(a) The purchase price of shares of Common Stock covered by the Option will be the Exercise Price, subject to adjustment as provided in Paragraph 8 hereof.

(b) In addition to (and not in lieu of) the adjustment provided in Paragraph 8 hereof, the Exercise Price shall be reduced to the exercise price for any options that may be granted by the Board to any director, officer, or employee of the Corporation during the Adjustment Period (defined below) if such exercise price is lower than the Exercise Price, as adjusted. The Adjustment Period is the period that commences on the Date of Grant and ends twenty four (24) months thereafter.

4. Method of Exercise and Medium and Time of Payment.

(a) The Option may be exercised only as to any or all whole shares of Common Stock in increments of 100 shares. Each exercise of the Option granted hereunder, whether in whole or in part, shall be by written notice to the secretary of the Corporation designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Exercise Price for the number of shares so designated, together with any written statements required by any applicable securities laws.

(b) The Exercise Price shall be paid in cash or by certified funds, or with such other consideration as the Board may permit. In addition, in lieu of exercising this Option in the manner specified by the foregoing sentence, the Optionee may from time to time convert this Option, in whole or in part, into a number of shares of Common Stock determined by dividing (a) the aggregate fair market value of the shares of Common Stock (as determined by reference to the Company’s publicly traded shares of Common Stock) issuable upon exercise of this Option minus the aggregate Exercise Price of such shares of Common Stock by (b) the fair market value of one share of Common Stock. For the purposes of clauses (a) and (b), the “fair market value” of the Common Stock is equal to the volume weighted average price (“VWAP”) for the ten-day period ending on the day before notice of intent to exercise on a cashless basis is given by the Optionee. For example, if the Optionee holds an option to acquire 400,000 shares exercisable at a price of $1.00 per share and desires to complete a cashless exercise when the ten-day VWAP is $2.50, the option could be exercised and the Optionee would receive 240,000 shares (being 400,000 times $2.50 less $400,000, with the result divided by $2.50).

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5. Term of Option. The term of the Option will be as stated under “Definitions,” and the Option expires at 5:00 p.m. Eastern time on the last day of the term if a Business Day, or the next Business Day thereafter in the state of Nevada.

6. No Rights As Shareholder. The Optionee will not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him or her (as evidenced by the appropriate transfer agent of the Corporation) upon purchase of such shares through exercise of the Option.

7. Non-transferability of Option. Without the Corporation's written consent (which consent the Corporation may withhold in its sole discretion), the Option may not be: assigned, transferred (except as otherwise provided herein) or otherwise disposed of; or pledged or hypothecated in any way (whether by operation of law or otherwise); and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process (other than as permitted hereunder) will cause the Option to terminate immediately upon the happening of any such event, provided, however, that any such termination of the Option under the foregoing provisions of this Paragraph 7 will not prejudice any rights or remedies which the Corporation may have under this Option Agreement or otherwise. Nothing contained in this Paragraph 7 shall apply to any transfer as a result of the Optionee’s death.

8. Adjustments. If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock covered by the Option, and the exercise price per share of the Option, shall be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(a) In the event of the proposed dissolution or liquidation of the Corporation, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Corporation with another corporation, the Board shall provide the Optionee not less than 45 days’ notice of the record date for such event.

(b) Paragraph (a) of this Section 8 shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value, or to a spin-off, split-up, or split-off in which the Corporation survives, even though a substantial amount of assets of the Corporation may have been conveyed. In the event of any transaction contemplated in this Paragraph 8(b), the Corporation shall provide notice of such transaction to the Optionee to the same extent such notice may be required to be given to shareholders the Corporation.

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(c) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Option.

(d) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(e) Except as expressly provided in this Section 8, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation. Except as is otherwise provided in Section 3(b) of this Agreement, any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of this Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

9. Restricted Securities.

(a) The Optionee understands that neither the Option nor the shares of Common Stock subject thereto and issuable upon the exercise thereof are registered under the Securities Act of 1933, as amended, and the Corporation has not made any undertaking to register either the Option or the shares of Common Stock issuable upon exercise thereof under the Securities Act of 1933 except as hereinafter expressly provided. The Optionee represents that the Option is being acquired by him and that, if at the time of Option exercise there is no effective registration statement, the Option may only be exercised to the extent an exemption from registration under federal and applicable state law exists for such exercise, and in such event the shares of Common Stock underlying the Option will be acquired by him for investment purposes and all certificates for the shares issued upon exercise of the Option will bear the following legend:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”), and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Corporation.

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(b) If there is no registration statement effective with respect to the shares underlying this Option at the time the Optionee elects to exercise this Option, the Optionee acknowledges and agrees that he will not be permitted to exercise this Option unless he executes a subscription agreement satisfactory to the Corporation including the following representations and warranties together with such other representations and warranties to establish facts as the Corporation may deem necessary or appropriate at the time to comply with applicable securities laws:

An investment in the Corporation constitutes a high degree of risk, and there can be no assurance that the Optionee will receive any portion of his investment returned to him at any time. By executing this understanding, the Optionee acknowledges that he, she, or it understands the risks involved and it is willing and able to withstand the possible complete loss of the Optionee’s investment;

The Optionee understands that the future conduct of the Corporation’s business is dependent upon a number of factors and there is no assurance that the Corporation will be able to conduct its operations as contemplated in this agreement or in any other information given to the Optionee.

The Optionee acknowledges that it has received and reviewed such information regarding the Corporation, its management, its assets, financial condition, and operations, as the Optionee has deemed necessary or appropriate for the purposes of considering the exercise of this Option. Specifically, and without limitation of the generality of the foregoing, the Optionee acknowledges that it has reviewed the Corporation’s most recent annual report as filed with the Securities and Exchange Commission and the reports filed subsequently. The Optionee further represents that it has reviewed this information regarding the Corporation, the subscription agreement including these representations and warranties, and other information relating to the Corporation, its management, its financial statements, its assets and operations as the Optionee has deemed necessary with its legal, investment, tax, and financial advisors to the extent the Optionee has deemed such consultation appropriate. The Optionee has also consulted with such advisors with regard to the advisability of this transaction to the extent the Optionee has deemed such consultation to be appropriate. The Optionee acknowledges that the Corporation has advised it that it recommends that the Optionee obtain such advice and consultation.

The Optionee is acquiring the securities upon exercise of the Option for its own account and not on behalf of any other person or entity. The securities are being acquired for investment purposes and not for resale or distribution; the Optionee understand that there are severe limitations on its ability to resell the securities issuable upon exercise of the Option, and that these limitations are established in part in federal and applicable state laws regulating the offer and sale of securities. The Optionee understands that neither the Corporation nor any other person has any obligation to redeem or repurchase the shares at any time. The Optionee’s present financial condition is such that it is unlikely that it would be necessary for the Optionee to dispose of the securities which underlie the Option in the foreseeable future.

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10. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation shall be addressed to it at the Corporation’s principal executive office as set forth on the reports filed by the Corporation with the Securities and Exchange Commission. All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or Persons at the Optionee's address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

11. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities laws, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed. In addition, Counsel shall approve the Optionee’s compliance with any reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, and any tax withholding requirements on the exercise of the Options granted hereby under the Internal Revenue Code of 1986, as amended, or any successor legislation.

12. Compliance with Law. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to compliance by the Optionee and the Corporation with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, applicable state securities laws, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or quotation service through which the Common Stock might be quoted.

13. Benefits of Agreement. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors.

14. Tax Matters. The Optionee agrees that the Optionee will make provision for the payment of any and all federal, state, and local income taxes or other taxes that may be due on the grant or the exercise of the Option and will, if required by applicable law, make payment to the Corporation of an amount equal to the Corporation's withholding obligation. The Optionee will consult with its tax advisor with respect to this issue to the extent the Optionee deems such consultation to be necessary or appropriate. If the Optionee is not a resident of the United States, the Optionee understands that the Company may have certain obligations for withholding under the tax laws of the United States, and the Optionee will cooperate with the Corporation in meeting such obligation. In the Corporation’s discretion, the Corporation may withhold shares of Common Stock issuable upon exercise of the Option to meet the Corporation’s withholding obligation.

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15. Section 16 Obligations. By accepting this Agreement, the Optionee accepts the Option granted hereby and, if otherwise subject to the reporting requirements of Section 16(a) or the liability provisions of Section 16(b) of the 1934 Act, agrees to file all reports that may be required under the 1934 Act and to indemnify and hold the Corporation harmless from any and all liability of the Optionee under said Section 16(b).

16. Governmental and Other Regulations. The exercise of the Option and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Corporation, be required.

17. Acceptance of Option. The Options granted by this Agreement are not effective until accepted by the Optionee. The Options granted by this Agreement expire unless accepted by the Optionee by not later than the Acceptance Date set forth under Definitions above. To accept the Options, the Optionee must sign this Agreement below and return the signed agreement to the Corporation by that date.

18. Cancellation of Prior Options. Any and all options that the undersigned holds to acquire shares of the Company’s common stock issued to the undersigned prior to the Date of Grant as defined herein be and hereby are cancelled, terminated, and of no further force or effect.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President and the Optionee has hereunto set his hand as of the date first above written.

RANCHER ENERGY CORP

By: ________________________________
Jon C. Nicolaysen, President

ATTEST:

A.L. (Sid) Overton, Secretary

The undersigned Optionee understands the terms of this Option Agreement and hereby agrees to comply therewith.

________, 2013

Address:
Social Security #:

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